SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2004

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	612-330-5500

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.01	Xcel Energy presentation to the Edison Electric Institute International Financial Conference on Feb. 16, 2004.

Item 12. Results of Operations and Financial Condition

On Feb. 16, 2004, Xcel Energy will present information regarding Xcel Energy’s recent results of operations and financial condition. The presentation contains material, non-public information. In addition, it contains financial measures, which are not based on generally accepted accounting principles (GAAP). These measures have adjusted forecasted GAAP cash flows to summarize the significant components of the cash flow statement, which management is most able to accurately forecast. Management believes this information is useful with respect to formulating a future cash flow expectation. The cash flow information reflects a summary of cash from operations, as well as components of cash used in investing activities and cash used in financing activities. The measures do not reflect payments of current maturities of long-term debt, which are expected to be $160 million in 2004 and $224 million in 2005. Management has not determined whether these maturities will be refinanced with new debt or paid with cash on hand. The measures also do not include cash used for investments in the external decommissioning fund. Investments in nonregulated entities and issuances of equity are not expected to be significant.

See additional information in the presentation furnished as exhibit 99.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/S/ RICHARD C. KELLY

Richard C. Kelly President and Chief Operating Officer

February 11, 2004

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